Exhibit 10.3

The Directors

Staffing 360 Solutions Limited

3A London Wall Buildings

London Wall London EC2M 5SY

26th June 2018

THIS IS AN IMPORTANT CONTRACT. THE BANK RECOMMENDS THAT YOU SEEK INDEPENDENT LEGAL ADVICE BEFORE YOU ENTER INTO IT.

Dear Sirs

Term Loan

HSBC Bank plc (the Bank) is pleased to offer Staffing 360 Solutions Limited (company number

07116112) (the Borrower) the Sterling term loan facility referred to below (the Facility) on and subject to the terms set out in this letter, including the Schedules (the Facility Letter). The Facility is also subject to the Bank’s Business Banking Terms and Conditions. If there is any conflict between the Bank’s Business Banking Terms and Conditions and the terms of this Facility Letter, the terms of this Facility Letter will prevail.

1Key Details of the Loan

Unless otherwise indicated, capitalised terms in this Facility Letter have the meanings given to them in the table below, schedule 1 (Definitions and Interpretation) and schedule 5 (Financial Covenants).

THE LOAN
Limit:	£1,550,000.
Purpose:

The Borrower must only use the Loan for the purpose of assisting with the funding for acquisition..

The Bank is not required to monitor or verify the use of any amount borrowed under this Facility Letter.

Term:	A period of 3 years from the date of Drawdown.
Drawdown Period:	From the Acceptance Date until the date falling 30 days after the Acceptance Date.
Pre-Drawdown Conditions :	The conditions in clause 2 (The Loan) and schedule 2 (Pre-Drawdown Conditions) must be met before Drawdown.
Repayments:	36 instalments of £44,979.65 (covering principal and interest payment, subject to annual adjustment, payable monthly in accordance with clause 3 (Payment and Prepayment of the Loan).
Information	The Borrower will, and will procure that any other Obligor or member of the Group

Undertakings	will, at all times comply with the Information Undertakings as set out in schedule 4 (Information Undertakings) during the Term.
Financial Covenants

The Borrower will, and will procure that any other member of the Group will, give the Financial Covenants set out in schedule 5 (Financial Covenants) to the Bank which will remain in force during the Term.

INTEREST
Interest Rate:	Interest will be charged at 2.35% per annum over the Base Rate (which will vary from time to time). The Base Rate is currently 0.5% per annum but it may change.
Interest payable:	Interest shall be calculated in accordance with clause 4 (Interest).
FEES
Arrangement Fee:	£15,500.00 payable on the Acceptance Date and in accordance with clause 6 (Payment of Fees and Costs).
Security Fee:	£500.00 payable in accordance with clause 6 (Payment of Fees and Costs).
SECURITY
Security:

The Specified Security Documents listed in schedule 8 (Security and Guarantee Documents) and all existing security and guarantee (if any) and any future security and guarantee held by the Bank for the obligations of the Borrower under this Facility Letter, including any security for any guarantee of those obligations.

2The Loan

(a)The Borrower may request the Drawdown by making a Drawdown Request to the Bank. (b)Once the Drawdown Request has been made to the Bank, it may not be amended or withdrawn.

(c)     Subject to the remainder of this clause 2, the Bank will credit the Loan to the Borrower’s current account with the Bank (or any other nominated bank account the details of which have been confirmed to and accepted by the Bank).

(d)The Drawdown will be allowed if:

(i)the Borrower requests the Drawdown within the Drawdown Period;

(ii)       the Drawdown Request is received by the Bank by 3 pm, 1 Business Day before the proposed Drawdown;

(iii)the Pre-Drawdown Conditions have been complied with to the satisfaction of the

Bank;

(iv)       no Event of Default or Potential Event of Default is continuing or would result from the Drawdown being provided; and

(v)all of the Representations are true.

(e)If the Borrower does not draw down the Loan during the Drawdown Period:

(i)the Facility will be automatically cancelled and the Limit reduced to zero; and

(ii)       the Borrower must immediately pay to the Bank any amounts owing to the Bank under this Facility Letter (including, without limitation, any Arrangement Fee and any compensation for non drawdown).

(f)       There may only be one Drawdown and the Loan drawn down must be for the full amount of the Facility.

(g)If the Loan is not drawn down in the full amount of the Facility, the undrawn portion of the

Facility will no longer be available to the Borrower.

3Payment and Prepayment of the Loan

(a)On each Payment Date, the Borrower must repay the Loan by way of monthly payments

(consisting of capital and interest) (the Regular Payments) as set out below in clause

3(b) (as may be reviewed in accordance with clause 3(c)). In any event, the Loan shall be repaid in full on the last day of the Term.

(b)The initial Regular Payment amount shall be £44,979.65.

(c)The Bank may review the Regular Payment amount annually on each anniversary of the

Drawdown date and more frequently following:

(i)         a change to the Interest Rate due to a change in Base Rate; or

(ii)       any prepayment of the Loan made by the Borrower in accordance with clause

3(g).

Following such review, the Bank may adjust the Regular Payment amount to ensure that the Loan is repaid together with all accrued interest by no later than the last day of the Term.

(d)      The Bank will debit the Regular Payments of the Loan on each Payment Date from the Borrower’s current account with the Bank (or any other nominated bank account the details of which have been confirmed to and accepted by the Bank) and will continue to debit the Regular Payments on each Payment Date until the Loan is fully repaid.

(e)     If the Loan is partly prepaid the amount of each Regular Payment shall be adjusted at the Bank’s election (for example, the Bank may elect that the Regular Payments are reduced pro rata or in chronological order or in inverse chronological order).

(f)       Notwithstanding anything in this Facility Letter to the contrary, the Borrower must repay any remaining balance of the Loan in full, together with any accrued interest (as set out in clause 4 (Interest) below) and other amounts owed under this Facility Letter (including under clauses 6 (Payment of Fees and Costs) and 16 (Payments and Set-off)) by no later than the last day of the Term.

(g)At any time, the Borrower may prepay the Loan provided that:

(i)         the Borrower gives the Bank at least five Business Days' notice (and such notice may not be amended or withdrawn);

(ii)       the amount of the prepayment is equal to 10% or more of the Limit of the Loan, or, if less, the balance of the Loan;

(iii)       the Borrower pays all accrued interest on the amount prepaid; and

(iv)       the Borrower pays any costs, expenses and charges due in accordance with this Facility Letter whether under clauses 5 (Early Termination), 6 (Payment of Fees and Costs) and 16 (Payments and Set-off) or otherwise.

(h)     Any prepayment will not affect the obligation to repay the Loan in instalments as set out in clause 3(a) above.

(i)The Borrower may not re-borrow any part of the Loan that is repaid or prepaid.

(j)       If it becomes unlawful for the Bank to comply with any term of this Facility Letter or to provide the Loan then the Bank may cancel the Loan and require repayment of the Loan, all interest accrued and all other sums payable by the Borrower under this Facility Letter. Any repayment of the Loan made in accordance with this provision will be deemed to be a prepayment and provisions relating to prepayment in this Facility Letter will apply.

4Interest

(a)     Interest is calculated daily based on a 365 day year (and the actual number of days elapsed), both before and after a demand by the Bank or a Court ordering repayment of the Loan (if any).

(b)     Interest will accrue at the Interest Rate on the outstanding principal amount of the Loan from and including the date of Drawdown.

(c)     Interest will be calculated at 2.35% per annum over the Base Rate (which will vary from time to time).

(d)     On the dates interest or any other payments, fees, charge, costs or expenses (including any costs or expenses payable under clause 6 (Payment of Fees and Costs)) is debited to an account of the Borrower with the Bank, charges and interest applicable to such account (which may be calculated at a different rate from the Interest Rate) will become payable on any debt created by such debit.

(e)     The Bank shall (following a written request from the Borrower) notify the Borrower of the

Interest Rate then applicable to the Loan (as at the date of notification).

5Early Termination

If the Loan or any part of it is terminated before the end of the Term (including by voluntary prepayment) at any time, the Borrower must pay to the Bank compensation for any resulting costs or expenses incurred by the Bank in administering and giving effect to the early repayment. The amount of any such costs and expenses will be calculated by the Bank.

6Payment of Fees and Costs

(a)	The Borrower must pay the fees and costs detailed in this Facility Letter, including: (i)the Arrangement Fee, which is payable on the Acceptance Date and

(ii)       the Security Fee, which is payable on or before the Drawdown.

(b)     The Bank shall debit the Arrangement Fee and the Security Fee from the Borrower’s current account with the Bank (or any other nominated bank account the details of which have been confirmed to and accepted by the Bank) when due. Any fees and costs specified as a percentage will be calculated on the total amount of the Loan (unless otherwise stated), the actual number of days elapsed and a 365 day year.

(c)     The Borrower must pay to the Bank the amount of all costs and expenses (including any legal, security and valuation fees), stamp duty, taxes and other charges and registration costs incurred or charged by the Bank in connection with:

(i)         the negotiation, preparation, administration, amendment, variation, or supervision of the Facility, the Facility Letter and/or the Security (if any);

(ii)       the enforcement of or the preservation of any rights under the Facility Letter and/or any Security (if any) and any proceedings instituted by or against the Bank as a consequence of taking or holding the Security or enforcing these rights;

(iii)granting any consent, waiver or release in respect of this Facility Letter; (iv)taking and releasing security and guarantees;

(v)       any valuation of any asset of the Borrower requested by the Bank;

(vi)       the investigation of any circumstances which the Bank reasonably believes may constitute a breach of this Facility Letter, or of any Security or an Event of Default;

(vii)     communicating with the Borrower or any other Obligor, if the Bank reasonably believes that the Borrower or any other Obligor is in breach of this Facility Letter, or of any Security, or otherwise an Event of Default has occurred;

(viii)     any payment being received before or after its due date;

(ix)       any proceedings instituted by or against the Bank as a consequence of taking or holding the Security or enforcing these rights; and

(x)       in connection with any professional fees (including legal fees and other professional advisor fees) and costs.

The Bank will debit these costs and expenses to the Borrower’s current account with the Bank (or any other nominated account the details of which have been confirmed to and accepted by the Bank) or the Borrower’s Loan account with the Bank. The Bank will advise the Borrower of the amount of such costs before they are debited.

7Indemnity

(a)     The Borrower will indemnify the Bank on demand against any cost, loss or liability incurred by the Bank as a result of the occurrence of any Event of Default.

(b)     The Borrower will indemnify the Bank on demand against any cost, loss or liability incurred by the Bank in connection with or arising out of:

(i)         the application of the Loan or any part of it by the Borrower; and/or

(ii)       the provision of the Loan or any other banking facilities by the Bank to the

Borrower; and/or

(iii)       the Bank having a security interest in any assets of the Borrower or any other

Obligor providing Security including:

(A)       those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Loan or its application; or

(B)       in respect of a breach of, or a failure to meet, any Environmental Obligations.

8Increased Costs

(a)To the extent that the Bank is not compensated under any other provision in this Facility

Letter, the Borrower will on demand by the Bank compensate the Bank either: (i)by an increase in the interest rate; or

(ii)       by such other payments as the Bank may require,

in respect of each additional or increased cost incurred by the Bank or reduction in the rate of return from the Loan resulting from:

(i)         the introduction of or any change in (or interpretation, administration or application of) any law or regulation; or

(ii)       compliance with any law or regulation made after the date of the Facility Letter; or

(iii)       the implementation or application of, or compliance with, Basel III, CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, the Bank or any affiliated company of the Bank).

This will include the consequences of any tax in respect of any payment received or receivable by the Bank under the Loan (other than tax assessable on its overall net income).

(b)     The Bank will provide written notice to the Borrower specifying the amount of the payments or increase in the interest rate (as the case may be) required in respect of any such additional or increased cost or reduction in return. However, the Bank will not be required to disclose any information relating to the manner in which the Bank or any affiliated company of the Bank employ their capital or arrange their internal financial affairs.

(c)     In (a) above the term "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self- regulatory or other authority or organisation.

(d)     In (a) above the term "Basel III" means the global regulatory framework on bank capital and liquidity contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010 each as amended, and any other documents published by the Basel Committee in relation to “Basel III”.

(e)     In (a) and (b) above the term "affiliated company" includes any subsidiary or holding company as such terms are defined in section 1159 and Schedule 6 of the Companies Act 2006 (as the same may be amended, varied or replaced) or any other subsidiary of any such holding company.

(f)In (a) above the term “CRD IV” means

(i)         Regulation (EU) No 575/2013 of the European Parliament and of the Council of

26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as amended from time to time; and

(ii)Directive 2013/36/EU of the European Parliament and of the Council of 26 June

2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC as amended from time to time,

or any law, rules or guidance by which either of them is implemented.

9Security and Guarantees

(a)      The Borrower will and will procure that each other Obligor will, as security for the Loan and any other money owing to the Bank by the Borrower, deliver (or procure delivery of) the Security detailed in schedule 8 (Security and Guarantee Documents) in a form and content satisfactory to the Bank.

(b)     The Bank is entitled at any time, at the Borrower's expense, to obtain further valuations of any Security Assets.

10Representations

The Borrower represents and warrants to the Bank as set out in schedule 3 (Representations)

during the Term.

11Information Undertakings

The Borrower will, and will procure that any other Obligor or member of the Group will (where relevant), at all times comply with the Information Undertakings as set out in schedule 4 (Information Undertakings) during the Term.

12Financial Covenants

The Borrower will, and will procure that each other member of the Group will, comply with the

Financial Covenants as set out in schedule 5 (Financial Covenants) during the Term.

13General Undertakings

The Borrower will, and will procure that any other Obligor or member of the Group will (where relevant), at all times comply with the General Undertakings as set out in schedule 6 (General Undertakings) during the Term.

14Events of Default

(a)The Events of Default are detailed in schedule 7 (Events of Default). (b)If an Event of Default occurs then the Bank may:

(i)terminate the obligations of the Bank under the Facility Letter; and/or

(ii)cancel all or any part of the Loan; and/or

(iii)       demand immediate repayment of the Loan, together with accrued interest and any other sums owing to the Bank (including under clauses 6 (Payment of Fees and Costs) and 16 (Payments and Set-off)); and/or

(iv)declare that all or any part of the Loan is repayable on demand; and/or

(v)       call on any guarantee and/or take steps to enforce the security granted in accordance with the Security.

(c)     If the Bank makes a demand for repayment following an Event of Default and the Borrower fails to repay the full amount due, the Bank may register the default with credit reference agencies. This may affect the Borrower’s ability to obtain further credit.

15Assignments

(a)     The Bank may at any time assign and/or transfer all or any part of its rights and obligations under this Facility Letter to any person that the Bank reasonably believes is capable of being able to perform the Bank's responsibilities under this Facility Letter. References to the Bank include its successors and assigns.

(b)     If the Bank assigns and/or transfers all or any part of its rights and obligations under this

Facility Letter:

(i)the Borrower’s rights under this Facility Letter will stay the same; and

(ii)       the Bank will be released automatically from its obligations to the Borrower so far as the assignee or transferee (as the case may be) assumes the Bank’s obligations.

(c)     The Borrower will be bound to any person to whom the Bank transfers all or any part of such rights. That person will have the Bank’s powers and rights so far as the Bank transfers these to that person.

(d)     The Borrower will, at the expense of the Bank or the person to whom the rights are transferred, do anything reasonably requested by the Bank to effect the transfer of all or any part of its rights under the Facility Letter.

(e)The Borrower may not assign or transfer any of its rights and obligations under this Facility

Letter.

16Payments and Set-off

(a)     All payments by the Borrower will be made in cleared Sterling funds on the due date for payment or, if that day is not a Business Day, on the next Business Day.

(b)All payments made by the Borrower must be made without any deduction or withholding

(whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise).

(c)     If the Borrower is required by law to make any deduction or withholding from a payment, the Borrower will promptly pay to the Bank such additional sums as will make the net sum received by the Bank equal to the full sum payable by the Borrower had there been no deduction or withholding.

(d)     All amounts payable under this Facility Letter or any related documents shall be deemed to be exclusive of VAT. Where VAT is chargeable, the Borrower shall pay to the Bank an amount equal to the amount of VAT charged.

(e)     The Bank may set off any obligation which is due and payable by the Borrower and unpaid or any contingent obligation from the Borrower against any obligation (whether or not matured) owed by the Bank to the Borrower regardless of the place of payment, booking branch or currency of either obligation.

(f)Where applicable, the Bank may convert any amount from one currency to Sterling using the Bank’s spot selling rate of exchange at the time of the payment or set-off.

17Miscellaneous

(a)     If the Bank waives any right it has under this Facility Letter, it does not mean that it will waive that right again in the future nor does it mean that it has waived any other rights not specifically referred to.

(b)     No delay or failure by the Bank in exercising any right or remedy will be taken to mean or take effect as a waiver or release of that right or remedy. The Bank will always be entitled to exercise all its rights and remedies unless it has expressly waived them in writing

(c)     If at any time any one or more of the provisions of the Facility Letter is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of the Facility Letter will not in any way be affected or impaired.

(d)     The Bank may disclose information about the Borrower's account(s) to any affiliate, their authorised agents and credit reference agencies for credit assessment, fraud prevention, processing of transactions, debt recovery and general business purposes and to let the Borrower know of any products or services which may be of interest to the Borrower.

(e)The Bank may disclose any information relating to the Borrower, this Facility Letter or any

Security or any other document related to the Borrower or the Loan:

(i)to any person in connection with any proposed assignment and/or transfer;

(ii)       to any person with whom the Bank has entered into, or proposes to enter into, any contractual arrangements in connection with the Facility Letter;

(iii)     to any company within the HSBC Group being HSBC Holdings plc and its associated and subsidiary companies from time to time, or any of its or their agents;

(iv)       any insurer who is to or who proposes to provide insurance to the Bank in respect of the Loan;

(v)       to any rating agency or auditor of, or other advisor to, the Bank; and

(vi)       any other person to whom, and to the extent that, such information is required to be disclosed by any applicable law or regulation.

(f)       If a change in any national currency unit occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency), this Facility Letter will be amended to the extent the Bank determines is necessary to reflect this change.

(g)     The Bank may take any action on behalf of the Borrower or any other member of the Group required under sections 790D and/or 790E of the Companies Act 2006 where the Borrower or that member of the Group has failed to do so within the specified timeframe.

(h)     If this Facility Letter is not duly signed on behalf of the Borrower, the Bank may still allow the Drawing under the Facility. If the Borrower makes a Drawing in such circumstances, that will be taken to be acceptance of the terms and conditions of this Facility Letter by the Borrower (without amendment).

18Right to appeal lending conditions

The Borrower may have a right to appeal against the terms and conditions the Bank has offered. See the Lending Appeals Guidelines page on the Bank's website (currently http://www.business.hsbc.uk/en-gb/contact-us/contact-us-appeals-for-borrowing-page) for details.

19The Bank’s complaint handling procedures

(a)     Details of the Bank's complaints handling procedures are set out in the Bank's Business Banking Terms and Conditions. The Borrower can obtain a copy from the Bank's website (http://www.business.hsbc.uk/en-gb/gb/generic/legal-information).

(b)     If the Borrower does not receive the standard of service it expects or if it thinks the Bank has made a mistake, it should notify the Bank and the Bank will investigate and try to put matters right and take steps to prevent it happening again.

(c)     If the Borrower is not happy with the way that the Bank deals with the complaint, the Borrower may be able to refer the complaint to the Financial Ombudsman Service by writing to Financial Ombudsman Service, Exchange Tower, London E14 9SR, calling

0800 023 4 567 or 0300 123 9 123 or sending an email to complaint.info@financial- ombudsman.org.uk if your account is in the UK.

20Demand and Notices

(a)     Any demand or notice given by the Bank to the Borrower under the Facility Letter may be made:

(i)         by letter addressed to the Borrower or any officer of the Borrower sent by first class post to or left at the Borrower's address last known to the Bank or at the Borrower's registered office; or

(ii)       by fax or other electronic means to the Borrower's last known fax number or electronic mail address.

If sent by post, the demand or notice will be taken to have been made or given at noon the second Business Day following the day the letter was posted. If sent by fax or other electronic means, the demand or notice will be taken to have been made or given at the time of transmission.

(b)     Unless otherwise advised by the Bank any notices given by the Borrower to the Bank under this Facility Letter will be delivered to 1st Floor, First Point, Buckingham Gate, London, Gatwick, West Sussex, RH6 0NT, marked for the attention of Sarah Denyer.

21Counterparts

The Borrower may sign any number of copies of this Facility Letter and these copies, together with the copy or copies signed on behalf of the Bank, will form a single Facility Letter.

22Third Party Rights

The terms of this Facility Letter will not be enforceable by virtue of the Contracts (Rights of Third

Parties) Act 1999 by any person who is not a party to the Facility Letter.

23Governing Law and Enforcement

(a)     This Facility Letter, its interpretation and any non-contractual obligations arising out of or connected with it, are governed by English law.

(b)     The Borrower and the Bank both submit to the exclusive jurisdiction of the courts of England and Wales to settle any dispute arising out of or in connection with this Facility Letter (including a dispute relating to the existence, validity or termination of this Facility Letter or any non-contractual obligations arising out of or connected with it).

24Acceptance

To accept the offer please arrange for the enclosed copy of the Facility Letter to be duly signed on behalf of the Borrower and returned to the Bank at 1st Floor, First Point, Buckingham Gate, London, Gatwick, West Sussex, RH6 0NT, to arrive no later than 60 days from the date of this Facility Letter. If the offer is not accepted within this period, the offer will lapse. It is the responsibility of the Borrower to ensure that the Facility Letter duly signed on behalf of the Borrower is received by the Bank before the offer expires.

ThisFacilityLetter(whichincludesthisletter(includingtheschedules)and the Bank’s Business Banking Terms and Conditions) shall take effect from the Acceptance Date.

Yours faithfully

/s/ Sarah Denyer

Sarah Denyer

Relationship Director

For and on behalf of HSBC Bank plc

Schedules: Definitions and Interpretation Pre-drawdown Conditions Representations

Information Undertakings Financial Covenants Schedule General Undertakings

Events of Default

Security and Guarantee Documents

Board Resolution Schedule

In accordance with clause 24 (Acceptance), I hereby certify that the acceptance of, and entry into, this

Facility Letter was approved by a resolution of the board of directors of the Borrower properly passed on

..........................................................................................................................

27/6/18

Date................................................................

/s/ Brendan Flood

Signed............................................................................................................... (Director)

Signed............................................................................................................... (Director/Secretary)

/s/ Katherine Hughes Katherine Hughes Witness

SCHEDULE 1

DEFINITIONS AND INTERPRETATION

1.Definitions

"Acceptance Date" means the date the Bank receives the signed and dated acknowledgement and the Facility Letter in accordance with clause 24 (Acceptance).

"Bank’s Business Banking Terms and Conditions" means the HSBC Business Banking Terms and Conditions, as published from time to time, and the current version as at the date of this Facility Letter is as delivered to you on or before the Acceptance Date, and a further copy of which is available on request or from the Bank’s website (http://www.business.hsbc.uk/en- gb/gb/generic/legal-information).

"Base Rate" means the Bank of England Base Rate from time to time. This is currently 0.5% per annum but it may change from time to time. The Borrower can find out the current Bank of England Base Rate by contacting the Bank (see the Bank’s website for contact details http://www.business.hsbc.uk/en-gb/contact-us).

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London.

"Drawdown" means drawdown by the Borrower of the Loan.

"Drawdown Request" means the Borrower requesting (and such request need not be in writing)

a Drawdown from the Bank.

"Environmental Obligations" means all applicable laws and regulations relating to the protection or pollution of the environment.

"Event of Default" means an event set out in schedule 7 (Events of Default).

"Facility Letter" means this letter (including the schedules).

"Financial Information" means the financial information specified in schedule 4 (Information

Undertakings).

"Financial Statements" means the annual profit and loss account, balance sheet and cash flow statement of the Borrower and each member of the Group for each of its financial years (consolidated for each financial year during which that company has a subsidiary) together with related directors' and auditors' reports and notes.

"Financial Covenants" means the financial covenants as set out in schedule 5 (Financial

Covenants).

"General Undertakings" means the general undertakings as set out in schedule 6 (General

Undertakings).

"Group" means the Borrower, and each of its parent undertakings and subsidiary undertakings as defined in section 1162 and Schedule 7 of the Companies Act 2006 (as the same may be amended, varied or replaced.

"Information Undertakings" means the information undertakings as set out in schedule 4 (Information Undertakings).

"Loan" means the Sterling term loan of £1,550,000 made available under this Facility Letter and the principal amount outstanding from time to time.

"Material Adverse Effect" means any occurrence or change in circumstances which, in the reasonable opinion of the Bank, is likely to:

(a)     adversely affect the ability of the Borrower or any member of the Group to comply with its obligations under this Facility Letter;

(b)     give rise to a breach of the Financial Covenants;

(c)     adversely affect the business, assets or financial condition of the Borrower or any member of the Group as a whole; or

(d)     (where the context so admits) result in this Facility Letter or any document related to this Facility Letter not being legal, valid and binding on, and enforceable substantially in accordance with its terms against any party to this Facility Letter or any document related to this Facility Letter or, in the case of any of the Security, not providing the Bank with enforceable security over the assets to be covered by it.

"Obligor” means the Borrower or any other person that provides a guarantee of or security for the Borrower’s obligations under this Facility Letter at any time.

"Payment Date" means the last day of each Payment Period.

"Payment Period" means every period of one month (or such other period agreed by the Bank in writing to the Borrower) starting from the date of Drawdown. No Payment Period shall extend beyond the end of the Term.

"Potential Event of Default" means an Event of Default or any event or circumstance specified in schedule 7 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Facility Letter) be an Event of Default.

"Pre-Drawdown Conditions" means the conditions, evidence and documents listed in schedule 2 (Pre-Drawdown Conditions) to this Facility Letter, which must be received by the Bank and to the Bank’s satisfaction before the Loan may be utilised.

"Representations" means the representations as set out in schedule 3 (Representations).

"Sanctions" means sanctions or trade embargoes imposed, administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority.

“Security” means:

(a)     any security or guarantee created or evidenced by the Specified Security Documents; and

(b)     all existing security and guarantee (if any) and any future security and guarantee held by the Bank for the obligations of the Borrower under this Facility Letter, including any security for any guarantee of those obligations.

"Security Assets" means the assets that are subject of any Security Right under any of the

Security.

"Security Right" means any mortgage, charge, standard security, right in security, security, pledge, lien, right of set-off, right to retention of title or other encumbrance, whether fixed or floating, over any present or future property, assets or undertaking.

"Specified Security Documents" means the documents listed in schedule 8 (Security and

Guarantee Documents), in the Bank’s preferred form.

"Sterling" and the figure "£" shall mean the lawful currency of the United Kingdom.

"VAT" means value added tax, sales tax or any similar tax.

2.Interpretation

Any reference in this Facility Letter to:

(a)   statutes, statutory provisions and other legislation shall include all amendments, substitutions, modifications and re-enactments for the time being in force and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant legislation;

(b)     "including" shall not be construed as limiting the generality of the words preceding it;

(c)     any clause, paragraph or schedule shall be construed as a reference to the clauses in this

Facility Letter, the schedules to this Facility Letter and the paragraphs in such schedules;

(d)     any term or phrase defined in the Companies Act 2006 (as amended from time to time)

shall (whether or not it is capitalised) bear the same meaning in this Facility Letter;

(e)     words importing the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(f)     any person is to be construed to include that person's assignees or transferees or successors in title, whether direct or indirect;

(g)     any word or phrase includes all derivations thereof;

(h)     clause headings are for ease of reference only and are not to affect the interpretation of this Facility Letter;

(i)an Event of Default is continuing if it has not been waived;

(j)     a document in "agreed form" is a document which is previously agreed in writing by or on behalf of the Bank and the Borrower and each member of the Group;

(k)     a document, agreement or instrument is a reference to that document, agreement or instrument as amended or novated, supplemented, extended or restated (however fundamentally) and includes (without limiting the generality of the foregoing) any variation, increase, extension or addition of or to any facility or amount made available under any such document or any variation of the purposes for which such facility or amount may be available from time to time;

(l)       a "person" includes any individual, firm, company, corporation, government, state or agency or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(m)   a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(n)a time of day is reference to London time; and

(o)     the Bank includes its successors and, as the context may require, HSBC Holdings plc and its associated and subsidiary companies from time to time, or any of its or their agents.

SCHEDULE 2

PRE-DRAWDOWN CONDITIONS

The Loan will not become available until the Bank has received the following in form and substance satisfactory to it:

1.General Pre-Drawdown Conditions

(a)     This Facility Letter duly signed on behalf of the Borrower in accordance with an authority held by the Bank.

(b)     Resolutions of the board of directors of the Borrower and each other Obligor (which is not an individual), approving:

(i)	in relation to the Borrower, its entry into the Facility Letter and authorising a person or persons to accept the Facility Letter on its behalf; and

(ii)	its entry into any other document required to be delivered to the Bank in connection with the Facility, under this schedule or otherwise,

in a form acceptable to the Bank.

(c)     Evidence satisfactory to the Bank of the person or persons authorised by the Borrower to make or request drawings of the Facility on behalf of the Borrower.

(d)     A certified copy (by an authorised signatory/director) of a resolution of the shareholders of the Obligor, which is not an individual (i) approving any security and guarantees to be granted, (ii) authorising an authorised signatory/director to grant the security and guarantees.

2.Security and Security Assets

(a)     The Specified Security Documents listed in schedule 8 duly executed by the parties to them other than the Bank.

(b)Any documents required to enable registration of any Specified Security Document at the

Land Registry and Companies House.

(c)     A satisfactory valuation of the Security Assets by an independent professional valuer, addressed to the Bank (and such other persons as the Bank may require).

(d)   Evidence of the discharge and release of all financial indebtedness, security and guarantees not permitted to remain outstanding under the terms of this Facility Letter.

3.Insurance

(a)     A copy of each insurance policy maintained by the Borrower and each Obligor which is at the date of Drawdown in full force and effect and in respect of which all premiums are paid up to date (to the satisfaction of the Bank).

4.Undertakings

(a)A bank mandate form completed by the Borrower.

5.Miscellaneous

(a)     All documents and information the Bank considers necessary to comply with the Bank’s account opening, "know your customer" and anti-money laundering requirements and any other regulatory requirements.

SCHEDULE 3

REPRESENTATIONS

This schedule 3 (Representations) should be read and construed in accordance with clause 10 (Representations) of this Facility Letter.

The Borrower represents and warrants as set out in this schedule 3. Each representation and warranty in this schedule 3 is deemed to be made by the Borrower daily during the Term by reference to the facts and circumstances existing at the date the representation or warranty is made.

1.         Constitution and Power

(a)     The Borrower, and each other Obligor (if applicable), is duly incorporated with limited liability under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.

(b)     The Borrower, and each other Obligor, has the power and authority to enter into, perform and has taken all necessary action to authorise its entry into, the Facility Letter and the Security to which it is a party (if any).

(c)     This Facility Letter does not breach any law or regulation applicable to the Borrower or its constitution and the Borrower has taken all necessary action to authorise this Facility Letter and its performance

2.         Compliance with laws and regulations

(a)     The Borrower is in full compliance with the Environmental Obligations and it is not aware of any circumstance that may prevent full compliance in the future.

(b)     The Borrower, and each other Obligor (if applicable) complies in all respects with all laws to which it may be subject (including, without limitation, all laws and regulations in respect of anti-money laundering (if applicable) and Part 21A of the Companies Act 2006).

(c)     The Borrower, and each other Obligor (if applicable) has power and all the necessary authorisations to own its assets and to carry on its business and has good and marketable title to its assets.

(d)     Neither the Borrower, nor each other Obligor, nor to its knowledge any director, member, partner, officer, agent, employee, affiliate or other person acting on behalf of the Borrower or any other Obligor nor any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti- bribery law, including but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977. Furthermore, the Borrower and each other Obligor and, to the knowledge of the Borrower and each other Obligor, each of its affiliates have conducted their businesses in compliance with the United Kingdom Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977 and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(e)   Neither the Borrower nor each other Obligor, nor any subsidiary, director, officer, employee, agent or affiliate of the Borrower or any other Obligor, nor (if applicable) any of their subsidiaries is, or is owned or controlled by a person that is, (i) the subject of any Sanctions, or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions.

3.         Information provided to the Bank

(a)     All information (including Financial Information) the Borrower has given to the Bank in relation to this Facility Letter was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it was stated and has not become materially adversely misleading or incorrect.

(b)     The Borrower confirms to the Bank that it has provided the Bank with all information which was known to the Borrower and each other Obligor that could reasonably be expected to be relevant to a person deciding whether to lend to the Borrower.

4.         Obligations under the Facility Letter and Security

(a)The Borrower is in full compliance with its obligations under the Facility Letter.

(b)     This Facility Letter and the Security are in full force and effect and each create legal, valid and binding obligations of the Borrower and any other Obligor.

(c)     Any Security created or subsisting has or will have first ranking priority (subject to law and as otherwise permitted by the Bank).

(d)The Loan will only be used for the purpose set out in clause 1 (Key Details of the Loan).

5.Miscellaneous

(a)The centre of main interest (as that term is used in Article 3(1) of the Regulation (EU)

2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the Recast Insolvency Regulation) of the Borrower is situated in England and Wales for the purposes of the Recast Insolvency Regulation and it has no "establishment" (as that term is used in Article 2(10) of the Recast Insolvency Regulation) in any other jurisdiction.

(b)     No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency is current or pending or, so far as the Borrower or any other Obligor is aware, threatened against the Borrower or any other Obligor which, if adversely determined, could result in a Material Adverse Effect.

(c)     The Borrower’s and each other Obligor’s obligations to the Bank rank at least pari passu with any of its unsecured or unsubordinated obligations owing to parties other than the Bank, except for any obligations mandatorily preferred by law.

(d)No Potential Event of Default has occurred and is continuing.

SCHEDULE 4

INFORMATION UNDERTAKINGS

This schedule 4 (Information Undertakings) should be read and construed in accordance with clause 11 (Information Undertakings) of this Facility Letter.

1.	Financial Information
	(a)	The Borrower must ensure that all Financial Information is prepared using generally accepted accounting principles, and that it consistently applies those principles.
(b)

The Borrower shall as soon as they are available, but in any event within 9 months after the end of its and each member of the Group’s financial year, deliver to the Bank, its and each member of the Group’s annual consolidated Financial Statements. Such consolidated Financial Statements shall be audited where the Borrower is required to prepare audited accounts by law or if the Bank requests an audit be carried out at the Borrower’s expense by a registered auditor.

(c)

The Borrower will submit to the Bank quarterly management accounts in a form acceptable to the Bank within 45 days of the end of the quarter to which they relate. Such management accounts are to contain:

(i)detailed profit and loss account; and
(ii)individual/consolidated balance sheet,
and, where applicable, are to compare actual performance with forecast performance.
(d)

The Borrower shall provide any information regarding the financial condition, business and operations of the Borrower and any member of the Group that the Bank reasonably requests in order to be able to assess the ability of the Borrower and each member of the Group to meet its obligations under this Facility Letter.

2.	Event of Default
	(a)	The Borrower must inform the Bank immediately of any Event of Default.
(b)

The Borrower shall promptly on request supply the Bank with a certificate of an authorised signatory of the Borrower confirming that no Event of Default is continuing (or if an Event of Default is continuing, the steps being taken by the Borrower to remedy the situation).

3.Miscellaneous

The Borrower shall promptly provide:

(a)     copies of all documents sent to its creditors generally or any shareholders or members of the Borrower or any member of the Group;

(b)   details of any litigation, dispute resolution, arbitration, administrative proceeding or enforcement process which is current, pending or threatened affecting it or any member of the Group, which could result in a Material Adverse Effect;

(c)     if the Bank requests, a copy of the Borrower’s insurance policies and insurance premium receipts;

(d)     details of any actual, impending or likely breach of, or failure to meet, its or any member of the Group’s Environmental Obligations or any notice received from any third party (including any regulatory authority) of any alleged breach or failure to meet its or any member of the Group’s Environmental Obligations; and

(e)   all documents and information needed to comply with the Bank’s account opening requirements and its "know your customer" and other anti-money laundering requirements (such documentation may be required by the Bank on an on-going basis).

SCHEDULE 5

FINANCIAL COVENANTS

This schedule 5 (Financial Covenants) should be read and construed in accordance with clause

12 (Financial Covenants) of this Facility Letter.

1.Financial Definitions

The following definitions apply to any Financial Covenants in this Facility Letter (unless amended in this Facility Letter):

"Accounting Reference Period" has the same meaning as Section 391 of the Companies Act

2006. In the case of an accounting reference period of more or less than 12 months duration, the figures shall be calculated by using an appropriate proportion or multiple to determine the annualised equivalent.

"Adjusted Net Cash from Operating Activities" means Net Cash from Operating Activities adjusted by:

- add any non-repeating expenditure (deduct any non-repeating income).

"Dividends" means a sum of money paid by a company to its shareholders out of profits or reserves. Also referred to as a distribution of earnings.

"Interest Paid" means the amount paid, excluding the repayment of principal, on any borrowings, including both short and long term loans, leases and overdrafts.

"Net Capital Expenditure" means the cost of the acquisition of a fixed asset less any associated funding. Fixed assets are those owned by the Borrower, for the benefit of the Borrower, and intended for long term use i.e. in excess of 12 months. Associated funding means any funding by way of mortgage or borrowing of money.

"Net Cash from Operating Activities" means Profit Before Interest and Tax adjusted by: (a) add back depreciation charges;

(b) add an increase in creditors (deduct a decrease in creditors); (c) add a decrease in debtors (deduct an increase in debtors);

(d) add a decrease in stock (deduct an increase in stock).

"Profit Before Interest and Tax" means the profit excluding taxation, exceptional and extraordinary items and after deducting all charges and expenses other than interest and the interest element of finance leases.

"Taxation" means the amount payable on profits (recoverable on losses), as levied by relevant government authorities i.e. HMRC (UK).

2.Financial Covenants

Adjusted Net Cash from Operating Activities less Dividends, Net Capital Expenditure and Taxation for any Accounting Reference Period shall not be less than 120% of existing/proposed bank and non-bank debt repayments and Interest Paid for that Accounting Reference Period.

3.Financial Testing

Compliance with the Financial Covenants will be calculated by reference to the most recent published audited accounts of the Borrower and/or the valuation report/s most recently obtained by the Bank, as appropriate. At the Bank's option management accounts in a form and on a basis satisfactory to the Bank, may be used to calculate compliance in place of audited accounts.

SCHEDULE 6

GENERAL UNDERTAKINGS

This schedule 6 (General Undertakings) should be read and construed in accordance with clause 13 (General Undertakings) of this Facility Letter.

1.The Borrower shall and shall procure that each other Obligor shall:

(a)     comply with all laws and regulations that apply to it (including, without limitation, all laws and regulations in respect of anti-money laundering and Part 21A of the Companies Act

2006);

(b)     hold and maintain all necessary licences and authorisations necessary under any law or regulation affecting the conduct of its business;

(c)keep the assets it needs to carry out its business in good condition;

(d)     if required by the Bank, keep its assets fully insured against fire, theft, explosion, terrorist activities, floods, storm and other reasonable risks for their full reinstatement value with an insurer acceptable to the Bank. The insurance will cover financial loss following business interruption as a result of damage or loss of the Borrower’s and each Group member’s assets caused by the insured risks;

(e)     if the Bank requests, grant further security, guarantees or enter into any document in relation to the existing security and guarantees;

(f)     if required by the Bank, pay any rental and other income from its Security Assets into an account with the Bank or to such account as the Bank may require;

(g)comply with all Environmental Obligations; and

(h)co-operate and allow such reasonable access as is required in relation to any Property

Valuation or other valuation of assets requested by the Bank.

2.	The Borrower shall not and shall procure that each other Obligor shall not, without the Bank's consent:

(a)change the nature of its business;

(b)dispose of any of the assets that the Bank has security over;

(c)make or fund any acquisitions or enter into or fund any joint ventures;

(d)     create or allow any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other encumbrance over all or any part of its assets or revenues or uncalled capital except for the Security;

(e)grant any guarantee or loan;

(f)     advance, whether subject to a formal or informal arrangement, any monies by way of a loan to any of its directors or any director of any member of the Group;

(g)     repay any loan, capital or other funding or make any payments of fees, costs, expenses, dividends, distributions or yield to its members or shareholders or subordinated creditors; or

(h)re-designate any capital (or part of) as a loan from a member or a shareholder.

3.The Borrower shall and shall procure that each other Obligor shall ensure at all times that:

(a)     any of its and each other Obligor’s obligations to the Bank rank at least pari passu with any of its unsecured or unsubordinated obligations owing to parties other than the Bank, except for any obligations mandatorily preferred by law;

(b)     no part of the proceeds of the Loan will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law; and

(c)     it will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute to or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of

Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any person.

SCHEDULE 7

EVENTS OF DEFAULT

This schedule 7 (Events of Default) should be read and construed in accordance with clause 14 (Events of Default) of this Facility Letter.

1.Each of the following is an Event of Default:

(a)     a failure by the Borrower or any other Obligor to pay any amount due to the Bank under this Facility Letter or any related security or guarantee on the date for payment, unless the failure is due to a technical error in transferring the funds and the payment is made within

2 Business Days;

(b)a Representation is, or becomes, materially adversely misleading or incorrect; (c)a failure to provide any Financial Information when due;

(d)a breach of any Financial Covenant;

(e)a breach of any term of a Security which secures obligations owing to the Bank; (f)any Security Right or guarantee under any of the Security:

(i)becomes enforceable;

(ii)becomes wholly or partly void, invalid or unenforceable; and/or

(iii)has its priority affected in any way;

(g)     a breach of any term of this Facility Letter which does not fall under paragraphs (a)-(f) above or any document relating to this Facility Letter (including, any subordination agreement) unless the breach is capable of being remedied and is remedied within 10

Business Days of the earlier of:

(i)the Borrower or any other Obligor becoming aware of the breach; or

(ii)receiving written notice from the Bank notifying the Borrower or any other

Obligor of the breach;

(h)     an event of default (however described) (including a failure to pay any amount when due on demand) under any other loan, lease or arrangement for finance entered into by the Borrower or any other Obligor;

(i)       any guarantor gives notice to rescind or terminate any guarantee provided to the Bank in accordance with the Security;

(j)     the control (directly or indirectly) of the Borrower or any member of the Group changes without the prior written consent of the Bank;

(k)     there is a change in the voting rights attached to any of the shares in the Borrower or any member of the Group without the prior written consent of the Bank;

(l)       the Borrower or any member of the Group admits that it is, or is declared to be or deemed to be, unable to pay its debts when due;

(m)the Borrower enters into, or seeks or proposes, any composition or voluntary arrangement with its creditors or scheme of arrangement of the Borrower’s affairs;

(n)     any action is taken or any court order is made which adversely affects the whole or a material part of the assets of the Borrower or any member of the Group;

(o)     the Borrower or any member of the Group loses any licences or authorisations necessary under any law or regulation affecting the conduct of its business;

(p)any termination (or threatened termination) or any transfer of the whole or a substantial part of the Borrower’s or any Group member’s business;

(q)any loss of control by the Borrower of the whole or a substantial part of its business;

(r)	an act, whether by the Borrower or another person, which either amounts to, or could directly result in, a formal step being taken for the receivership, administration, bankruptcy,

dissolution or analogous proceedings of, or in respect of, the Borrower or any member of the Group;

(s)it becomes unlawful for the Borrower to perform any or all of its obligations under the

Facility Letter and/or any of the Security;

(t)any actual or impending change of law, regulation or practice as regards the

Environmental Obligations:

(i)     which imposes actual or contingent liability on the Bank as lender or secured creditor or otherwise; or

(ii)by which the rights of the Bank as secured creditor are materially affected; or

(iii)     which provides that any liability of the Borrower in respect of the Environmental Obligations becomes secured on the Borrower’s assets, in priority to the Bank as secured creditor;

(u)the Bank is no longer the Borrower’s principal commercial bank;

(v)any of the above Events of Default occurs in relation to an Obligor other than the Borrower; (w)if the Bank allows the Loan or any part of it to be drawn down before each Pre-Drawdown

Condition to the relevant drawing has been satisfied or waived in writing by the Bank then,

unless otherwise agreed by the Bank, any outstanding Pre-Drawdown Condition is not satisfied within one month of the date of the drawing;

(x)   following any revaluation, there has been a decrease in the market value of the assets/properties subject to a Security which, in the opinion of the Bank is material and for which the Borrower, following the request of the Bank, has not:

(i)provided further security to the satisfaction of the Bank; or

(ii)     immediately repaid by way of permanent reduction and cancellation (if appropriate) the Loan outstanding by the amount by which the assets/properties subject to the Security have decreased in value.

2.

Interest after demand will be charged at the same rate and calculated on the same basis as before such demand. In addition, the Borrower will compensate the Bank for any costs or expenses incurred by the Bank in accordance with paragraph (b) of clause 5 (Early Termination) above.

SCHEDULE 8

SECURITY AND GUARANTEE DOCUMENTS

This schedule 8 (Security and Guarantee Documents) should be read and construed in accordance with clause 9 (Security and Guarantees) of this Facility Letter.

1.

Debenture comprising fixed and floating charges over all the assets and undertaking of Longbridge Recruitment 360 Limited including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

2.Debenture comprising fixed and floating charges over all the assets and undertaking of Staffing

360 Solutions Limited including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

3.

Debenture comprising fixed and floating charges over all the assets and undertaking of Global Resource Delivery Ltd including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

4.

Debenture comprising fixed and floating charges over all the assets and undertaking of Clement May Limited including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

5.

Debenture comprising fixed and floating charges over all the assets and undertaking of The JM Group (IT Recruitment) Limited including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

6.

Debenture comprising fixed and floating charges over all the assets and undertaking of CBS Butler Limited including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

7.

Debenture comprising fixed and floating charges over all the assets and undertaking of CBS Butler Holdings Limited including all present and future freehold and leasehold property, book and other debts, chattels goodwill uncalled capital, both present and future.

8.Group Guarantee in favour of the Bank from The JM Group (IT Recruitment) Limited, Staffing

360 Solutions Limited, CBS Butler Holdings Limited, CBS Butler Limited, Longbridge Recruitment 360 Ltd, Clement May Limited and Global Resource Delivery Limited guaranteeing the obligations of each other to the Bank.

9.Charge over contract monies from The JM Group (IT Recruitment) Limited.

10.Charge over contract monies from CBS Butler Limited.

11.Charge over contract monies from Clement May Limited.

APPENDIX

PLEASE NOTE: THIS IS A SAMPLE FORM OF MINUTES ONLY. THE COMPANY AND/OR ITS SOLICITORS ARE RESPONSIBLE FOR THE PREPARATION OF THE COMPANY'S BOARD MINUTES AND FOR ENSURING THAT THEY ACCURATELY REFLECT THE MATTERS DISCUSSED AT THE BOARD MEETING TO WHICH THEY REFER.

BOARD RESOLUTIONS

STAFFING 360 SOLUTIONS LIMITED

(the Company)

Minutes of a meeting of the board of directors of the Company held at

_(Address)

on (Date) at _(Time).

PRESENT:	NAME	POSITION
	................................	................................
	................................	................................
	................................	................................
IN ATTENDANCE:	NAME	POSITION
	................................	................................
	................................	................................
	................................	................................
[APOLOGIES FOR ABSENCE RECEIVED FROM:	................................	................................]

1CHAIRPERSON

(Name) was appointed chairperson of the meeting.

2NOTICE AND QUORUM

The chairperson reported that due notice of the meeting had been given and that a quorum was present. Accordingly, the chairperson declared the meeting open.

3BUSINESS OF THE MEETING

          The chairperson reported that the business of the meeting was to approve the Company entering into:

(a)a £1,550,000 term loan to be provided to the Company as borrower by HSBC Bank plc

(the “Bank”) ("Facility Letter"); and

(b)each other document described in the Schedule, to which the Company is a party,

(together the "Documents").

4DECLARATIONS OF INTEREST

The chairperson noted that under section 177 of the Companies Act 2006 each director had to declare the nature and extent of any direct or indirect interest that director may have in the matter(s) under consideration to the extent that he or she had not already declared that interest to the other directors. The directors declared the following interests (if any):

NameNature and extent of interest

The chairperson confirmed that, taking into account all interests declared (whether before or at the meeting), there would be a quorum for all the business of the meeting under the terms of the Company’s articles of association.

5DOCUMENTS PRODUCED TO THE MEETING

The latest drafts of the Documents were produced to the meeting.

6RESOLUTIONS

          It was noted that, at the time of deciding to commit the Company to each Document:

(a)	the Company is not insolvent and will not become insolvent as a result of entering into and performing its obligations under the Documents; and

(b)no borrowing limit of the Company will be exceeded by any borrowing under the Facility

Letter.

         Following consideration, including consideration of the terms of the Documents, the transactions contemplated by them and the matters referred to in section 172(1) of the Companies Act 2006, the meeting resolved that the Documents and the transactions contemplated by them would promote the success of the Company for the benefit of its members as a whole and further resolved that:

(a)       the terms of, and the transactions contemplated by, the Documents and any ancillary or related documents:

(i)be and are approved; and

(ii)       are in accordance with and not in contravention of the Company’s articles of association or other constitutional documents or any law or other obligation of the Company,

and that the Company execute or sign (as appropriate) the Documents and any ancillary or related documents.

(b)       any director, or in the case of the Facility Letter or any document to be executed as a deed, any two directors or any one director and the company secretary or any director in the presence of a witness who attests his signature be and are authorised to sign:

(i)the Documents;

(ii)	any documents required to be signed or executed under any Document, or otherwise and ancillary or related to any Document;

(iii)any documents amending, varying, novating or supplementing any Document; (iv)any other document that such signatory considers necessary or desirable in relation to any Document,

and any director is authorised to agree and approve any amendments to any such documents after the holding of this meeting.

(c)       Any director be and is authorised to sign and/or dispatch or deliver all other documents, notices and certificates to be signed and/or dispatched or delivered by the Company under or in connection with any Document and to do any other act, matter or thing as he or she may deem necessary or desirable to be done or executed in connection with the financing to be provided to the Company or any Document.

7CLOSE

There was no further business and the chairperson declared the meeting closed.

............................................. Chairperson

.................................................. [DATE]

ScheduleDocuments

1Debenture

2Debenture

3Debenture

4Debenture

5Debenture

6Debenture

7Debenture

8Group Guarantee

9Charge over Contract Monies

10 Charge over Contract Monies

11 Charge over Contract Monies